EXHIBIT 10.1
March 5, 2025
Mr. Fred Drake
405 N. Hershey Rd.
Bloomington, IL 61704

Re: Extension of Executive Employment Agreement

Dear Mr. Drake,

The Compensation Committee of HBT Financial, Inc., (the “Compensation Committee”), met in February, to review your performance and after determining satisfactory performance, approved the extension of your executive contract for one year.

Attached is Exhibit 1, to your Amendment to Amended and Restate Employment Agreement dated March 15, 2024, which extends the Initial Expiration Date by one year, as approved by the Compensation Committee. If you agree with the terms as set forth in Exhibit 1, please sign this letter.

Sincerely,

/s/ Eric Burwell
Eric Burwell
Chairman, Compensation Committee, HBT Financial, Inc.

and

/s/ J. Lance Carter
J. Lance Carter
President and CEO, HBT Financial, Inc., and Heartland Bank and Trust Company

/s/ Fred Drake
Fred Drake, Executive Chairman, HBT Financial, Inc., and Heartland Bank and Trust Company

Date: 3/6/2025

Exhibit 1
(Modifies Exhibit A Amendment to Amended and Restate Employment Agreement)
“Employee”:     Fred L. Drake
“Effective Date”: March 3, 2025
“Position”: Executive Chairman of HBT Financial, Inc. and Executive Chairman of Heartland Bank and Trust Company (expected time commitment of 75% while serving as Executive Chairman)
“Initial Expiration Date”: December 31, 2027
“Reporting Person”:    Board of Directors of HBT Financial, Inc.
“Location of Employment”:     Principal headquarters of HBT Financial, Inc.
“Base Salary”: $350,000
“Target Bonus”: 40% of Base Salary
“Annual LTI Awards Target”: 40% of Base Salary
“Annual PTO Days”: 28 days (which includes vacation, personal, and sick days)
“Outside Covered Period Severance Months”: 6
“Covered Period Severance Amount”: 2 times the sum of Base Salary and Target Bonus for the year in which Involuntary Termination occurs
“COBRA Months”: 18
“Restricted Period”: 6 months following your Involuntary Termination outside of a Covered Period or your Termination due to your Disability inside or outside of a Covered Period; 12 months following your Termination initiated by HBT and Heartland for Cause or by you without Good Reason (including non-extension of the Employment Period by you in accordance with Section 2 above), in each case either inside or outside of a Covered Period; or 24 months following your Involuntary Termination inside of a Covered Period